Exhibit 4.3

●[NTD: Include legend for all holders] UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [●], 2020. [the date which is four months and one day after the Closing will be inserted].

●[NTD: Include legend for insiders] WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [●], 2020. [the date which is four months and one day after the Closing will be inserted].

●[NTD: For US Purchasers] THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MEDALLION RESOURCES LTD. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE AS THE CORPORATION MAY REQUIRE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THESE WARRANTS AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE WARRANTS MAY NOT BE EXERCISED BY OR FOR THE ACCOUNT OR BENEFIT OF A “U.S. PERSON” OR A PERSON IN THE UNITED STATES AND THE UNDERLYING SECURITIES MAY NOT BE DELIVERED TO AN ADDRESS IN THE UNITED STATES UNLESS THE WARRANTS AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LAWS OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AFTER THE EXPIRY TIME (AS DEFINED BELOW).

TRANSFERABLE COMMON SHARE PURCHASE WARRANTS

MEDALLION RESOURCES LTD.

(Incorporated under the laws of the Province of British Columbia

Right to Purchase
Certificate No. W2020-NB-[●]	[●] Common Shares

WARRANTS FOR PURCHASE OF COMMON SHARES

THIS IS TO CERTIFY THAT, for value received [●] of [●] (hereinafter called the “holder”) is entitled to subscribe for and purchase [●] fully paid and non-assessable common shares (“Common Shares”) in the capital of MEDALLION RESOURCES LTD. (hereinafter called the “Company”) at an exercise price of Cdn$0.20 per Common Share (the “Purchase Price”) until 4:30 p.m. (Vancouver time) on [●], 2023 (the “Expiry Time”) and subject to adjustment, and to the provisions and the terms and conditions hereinafter set forth.

The right to acquire Common Shares granted by this certificate (“Warrant Certificate”) may be exercised by the holder, subject to the terms and conditions hereof, in whole or in part (but not as to a fractional Common Share), by surrender of this Warrant Certificate and the duly completed and executed exercise form attached hereto as Appendix “A” (the “Exercise Form”) to the offices of the Company located at Suite 1160 - 595 Howe Street, Vancouver, British Columbia V6C 2T5 accompanied by a certified cheque, bank draft or money order payable in lawful money of Canada to or to the order of the Company in payment of an amount equal to the Purchase Price multiplied by the number of Common Shares for which Warrants are then exercised. See attached Appendix “B” for instructions on how to exercise Warrants represented by this Warrant Certificate.

Surrender of this Warrant Certificate and the duly completed Exercise Form with payment of the aggregate Purchase Price as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Company in the City of Vancouver, British Columbia.

In the event of any exercise of the rights represented by this Warrant Certificate, certificates or ownership statements representing the Common Shares so subscribed for shall be delivered to the holder at the address specified in the Exercise Form within a reasonable time, not exceeding five days after the rights represented by this Warrant Certificate have been so exercised. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, unless the Warrants have expired, a new Warrant Certificate granting the right to acquire that number of Common Shares, if any, with respect to which the Warrants have not then been exercised shall also be issued to the holder within such time. The Company shall not be required to issue fractional Common Shares upon the exercise of all or any part of the Warrants. If the number of Common Shares otherwise issuable upon exercise of the Warrants represented by this Warrant Certificate is a fractional number, the number of Common Shares issuable upon such exercise shall be rounded down to the nearest whole number.

All Common Shares issued before [●], 2020. [NTD: Insert date that is four months and one day from closing date.] upon the exercise of the rights represented by this Warrant Certificate will be subject to a hold period and may not be traded until [●], 2020. [NTD: Insert date that is four months and one day from closing date.] except as permitted by applicable securities laws and regulations and the certificates or ownership statements representing such Common Shares shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [●], 2020. [NTD: Insert date that is four months and one day from closing date.].”

and, if applicable pursuant to the rules and policies of the TSX Venture Exchange, shall bear a legend in substantially the following form:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [●], 2020. [NTD: Insert date that is four months and one day from closing date.]”.

The Warrants represented by this Warrant Certificate may only be exercised by or on behalf of a holder who, at the time of exercise, either:

(a)	(i)	is not, and is not exercising the Warrant for the account or benefit of, a U.S. person or a person in the United States;

(ii)	did not execute or deliver the Exercise Form while in the United States;

(iii)	delivery of the Common Shares will not be to an address in the United States; and

(iv)	has in all other respects complied with the terms of Regulation S of the United States Securities Act of 1933, as amended (the “1933 Act”); or

(b)	is the original subscriber for the Warrants, on its own behalf or on behalf of the original beneficial purchaser (if any), it and such beneficial purchaser (if any) are “accredited investors” that satisfy one or more of the criteria set forth in Rule 501(a) of Regulation D under the 1933 Act, it delivered a U.S. Accredited Investor Certificate to the Company in connection with the subscription for securities pursuant to which the Warrants were acquired, and the representations, warranties and covenants made by the undersigned therein are true and correct on the date of exercise of the Warrants in respect to the exercise of the Warrants and it represents to the Company as such; or

(c)	is tendering with the Exercise Form a written opinion of counsel of recognized standing in form and reasonably substance satisfactory to the Company to the effect that the Common Shares to be delivered upon exercise of the Warrants have been registered under the 1933 Act and all applicable state securities laws of the United States or are exempt from such registration requirements.

“U.S. person” and “United States” are as defined in Regulation S under the 1933 Act.

All certificates or ownership statements issued under the direct registration system representing Common Shares issued to persons who exercise the Warrants pursuant to subparagraphs (b) or (c) above on the exercise of the rights represented by this Warrant Certificate will, unless such Common Shares are registered under the 1933 Act and the securities laws of all applicable states of the United States bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MEDALLION RESOURCES LTD. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE AS THE CORPORATION MAY REQUIRE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if the Securities are being sold under clause (B) above (and in compliance with Canadian local laws and regulations), the legend set forth above may be removed by providing a declaration and broker letter in the forms attached hereto as Appendix “D”, or in such form as the Company or its registrar and transfer agent, Computershare Trust Company of Canada (the “Transfer Agent”), may from time to time prescribe, together with such other documentation as the Company and/or Transfer Agent may reasonably require, including, but not limited to, an opinion of counsel of recognized standing or other evidence of exemption, in either case reasonably satisfactory to the Company and its Transfer Agent, to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the 1933 Act, provided further, that, if any of the Common Shares are being sold pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to the Transfer Agent of an opinion of counsel of recognized standing in form and substance satisfactory to the Company, to the effect that the legend is no longer required under applicable requirements of the 1933 Act.

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant Certificate.

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT CERTIFICATE:

1.	Adjustment of Subscription and Purchase Rights. The original Purchase Price in effect and the number and type of securities purchasable under the Warrants at any date shall be subject to adjustment from time to time as follows:

(a)	If and whenever at any time prior to the Expiry Time, the Company shall (i) subdivide or redivide the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares or other Participating Shares (as defined herein) to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend, the exercise price in effect on the effective date of any such event shall be adjusted immediately after such event or on the record date for such issue of Common Shares or other Participating Shares by way of stock dividend, as the case may be, so that it shall equal the amount determined by multiplying the Purchase Price in effect immediately prior to such event by a fraction, of which the numerator shall be the total number of Common Shares and other Participating Shares outstanding immediately prior to such event and of which the denominator shall be the total number of Common Shares and other Participating Shares outstanding immediately after such event. The number of Common Shares which the holder is entitled to purchase upon exercise of each Warrant shall be adjusted at the same time by multiplying the number by the inverse of the aforesaid fraction. Such adjustments shall be made successively whenever any event referred to in this subsection (a) shall occur. Any such issue of Common Shares or other Participating Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares or other Participating Shares immediately after such event under this subsection (a) and subsection (e) of this Section.

(b)	If and whenever at any time prior to the Expiry Time the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares, entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or other Participating Shares (or securities convertible into or exchangeable for Common Shares or other Participating Shares) at a price per share (or having a conversion or exchange price per share) less than 85% of the Current Market Price on such record date, the Purchase Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Purchase Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number arrived at by dividing the aggregate price of the total number of additional Common Shares or other Participating Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares or other Participating Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable). The number of Common Shares which the holder is entitled to purchase upon exercise of each Warrant shall be adjusted at the same time by multiplying the number by the inverse of the aforesaid fraction. Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Purchase Price shall then be re-adjusted to the exercise price which would then be in effect based upon the number and aggregate price of Common Shares or other Participating Shares (or securities convertible into or exchangeable for Common Shares or other Participating Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(c)	If and whenever at any time prior to the Expiry Time the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of: (i) shares of any class other than Common Shares or Participating Shares, other than shares distributed to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Common Shares and other than the issue of Common Shares or other Participating Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend, or (ii) subject to paragraph 1(b), rights, options or warrants (excluding rights exercisable for 45 days or less), or (iii) evidence of its indebtedness, or (iv) assets (excluding Dividends Paid in the Ordinary Course), including shares of other corporations, then, in each such case, the Purchase Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Purchase Price in effect on such record date by a fraction, of which the numerator shall be the greater of: (i) one; and (ii) the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date, less the fair market value (as determined by the board of directors of the Company, which determination, absent error, shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share; and the number of Common Shares which the holder is entitled to purchase upon exercise of each Warrant shall be adjusted at the same time by multiplying the number by the inverse of the aforesaid fraction. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the exercise price shall be re-adjusted to the exercise price which would then be in effect if such record date had not been fixed or to the exercise price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be, and in clause (iv) the term “Dividends Paid in the Ordinary Course” shall include the value of any securities or other property or assets distributed in lieu of cash Dividends Paid in the Ordinary Course.

(d)	If and whenever at any time prior to the Expiry Time there is a reclassification of the Common Shares at any time outstanding or a change of the Common Shares into other shares or a capital reorganization of the Company not covered in subsection (a) of this section or a consolidation, amalgamation or merger of the Company with or into any other corporation or a sale of the property and assets of the Company as or substantially as an entirety to any other person, a holder of Warrants represented by this Warrant Certificate which have not been exercised prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger or sale shall thereafter, upon the exercise of such Warrants, be entitled to receive and shall accept in lieu of the number of Common Shares, as then constituted, to which the holder was previously entitled upon exercise of the Warrants, but for the same aggregate consideration payable therefor, the number of shares or other securities or property of the Company or of the corporation resulting from such reclassification, consolidation, amalgamation or merger or of the person to which such sale may be made, as the case may be, that such holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger or sale of, on the effective date thereof, as if the holder had been the registered holder of the number of Common Shares to which the holder was previously entitled upon due exercise of the Warrants. In any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Warrant Certificate with respect to the rights and interests thereafter of the holders of the Warrants to the end that the provisions set forth in this Warrant Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the holder may be entitled upon the exercise of such Warrants thereafter.

(e)	The adjustments required under the terms of this Warrant Certificate upon the occurrence of any of the events referred to herein shall become effective immediately after a record date for such event. The Company may defer, until the occurrence of such event, issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the kind and amount of shares, other securities or property to which it would be entitled upon such exercise by reason of the adjustment required by such event. Provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive the kind and amount of shares, other securities or property to which it would be entitled upon the occurrence of the event requiring such adjustment and the right to receive any distributions made or declared in favour of holders of record of Common Shares as constituted from time to time on and after such date as the holder would, but for the provisions of this subsection (e), have received, or become entitled to receive, on such exercise.

(f)	The adjustments provided for in this Warrant Certificate are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Warrant Certificate provided that, notwithstanding any other provision of this Section, no adjustment of the Purchase Price or number of Common Shares, as then constituted, purchasable shall be required unless such adjustment would require an increase or decrease, of at least 1% in the Purchase Price or the number of Common Shares, as then constituted, purchasable then in effect. Provided however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(g)	In the event of any question arising with respect to the adjustments provided in this Warrant Certificate, such question shall, absent manifest error, be conclusively determined by a firm of chartered accountants appointed by the Company (who may be the auditors of the Company) with the assistance of legal counsel, who may be legal counsel to the Company; such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company and the holder.

2.	Definitions.

In this Warrant Certificate:

(a)	“Current Market Price” per Common Share or Participating Share at any date shall be the closing price per share for such shares on the day before such date on the TSX Venture Exchange (or if the Common Shares are not listed on such stock exchange, on such other stock exchange on which the Common Shares are listed as may be selected for such purpose by the directors of the Company, or if the Common Shares are not listed on any stock exchange, then on the over the counter market);

(b)	“Common Shares” means the Company’s presently authorized common voting shares without par value and shall also include any other authorized classes of shares in the capital of the Company which do not have special rights and restrictions attaching fixed dividends thereto and limiting the participation of holders of shares of such classes in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company;

(c)	“Dividends Paid in the Ordinary Course” means cash dividends declared payable on the Common Shares in any fiscal year of the Company to the extent that such cash dividends do not exceed, in the aggregate, the greatest of: (i) 50% of the retained earnings of the Company at the end of the immediately preceding fiscal year; (ii) 150% of the aggregate amount and/or value of dividends declared payable by the Company on the Common Shares in its immediately preceding fiscal year; and (iii) 100% of the net earnings of the Company, before extraordinary items, for its immediately preceding fiscal year (versus the amount or value of all dividends paid or payable in respect of such fiscal year which credited net earnings) as shown in the audited consolidated financial statements of the Company for such preceding fiscal year or, if there are no audited financial statements with respect to such period, computed in accordance with generally accepted accounting principles consistent with the applications made in preparation of the most recent audited consolidated financial statements of the Company, and for such purpose the amounts of any dividend paid in shares shall be the aggregate deemed issue price of such shares and the amount of any dividend paid in other than cash or shares shall be the fair market value of such dividend as declared by resolution passed by the board of directors of the Company; and

(d)	“Participating Share” means a share that carries the right to participate in earnings or in capital on a liquidation or winding-up to an unlimited degree, or which ranks, in terms of priority, equally with the Common Shares with respect to participation in earnings or in capital on a liquidation or winding-up.

3.	No Rights of Shareholders. The Warrants shall not entitle the holder to any rights as a shareholder of the Company, including without limitation, voting rights.

4.	Transfer of Warrants. Subject to the consent of the TSX Venture Exchange, if required, the terms hereof and the terms set forth in the transfer form attached as Appendix “C” hereto (the “Transfer Form”), this Warrant may be transferred. No transfer of this Warrant shall be effective unless this Warrant Certificate is accompanied by a duly executed Transfer Form or other instrument of transfer in such form as the Company may from time to time prescribe, together with such evidence of the genuineness of each endorsement, execution and authorization and of other matters as may reasonably be required by the Company. No transfer of this Warrant shall be made effective if in the opinion of counsel to the Company such transfer would result in the violation of any applicable securities laws, including, but not limited to, the policies of the TSX Venture Exchange. For each Warrant transferred, reimbursement of the Company for any and all stamp taxes or governmental or other charges required to be paid shall be made by the holder requesting the transfer of this Warrant as a condition precedent thereto.

5.	New Certificate. This Warrant Certificate is exchangeable, upon the surrender hereof by the holder to the Company, for a new Warrant Certificate of like tenor representing in the aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder, each of such new Warrant Certificates to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by the holder at the time of such surrender.

6.	Loss, Mutilation, Destruction or Theft of Warrants. In case this Warrant Certificate shall become mutilated or be lost, destroyed or stolen, the Company, subject to applicable law, shall issue and deliver a new Warrant Certificate representing the Warrants of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender of and in place of and upon cancellation of the mutilated Warrant Certificate or in lieu of and in substitution for the lost, destroyed or stolen Warrant Certificate. The applicant for the issue of a new Warrant Certificate representing the Warrants pursuant to this Section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company in its discretion and the applicant may also be required to furnish an indemnity in amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

7.	Governing Law. The Warrants evidenced hereby shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

8.	Days that are not Business Days. In the event that any day on or before which any action is required to be taken hereunder is not a business day in Vancouver, British Columbia, then such action will be required to be taken on the succeeding day that is a business day.

9.	Electronic Signature. This Warrant Certificate may be executed and delivered by an electronic signature and such signature shall constitute an original for all purposes.

THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by a duly authorized officer as of the _____ day of _______________, 2020.

MEDALLION RESOURCES LTD.

Per:
Authorized Signatory

APPENDIX “A”

EXERCISE FORM

TO: MEDALLION RESOURCES LTD.

The undersigned (the “Warrantholder”) hereby exercises the right to purchase and hereby subscribes for ______________ Common Shares in the capital of Medallion Resources Ltd. (the “Company”) referred to in the attached Warrant Certificate according to the conditions thereof and herewith makes payment by certified cheque, bank draft or money order of the Purchase Price in full for the said shares.

Capitalized terms in this Appendix “A” and defined in the warrant certificate to which this Appendix “A” is attached have the meaning defined in such warrant certificate unless otherwise defined herein.

By the execution of this Exercise Form, the undersigned represents and warrants to the Company that the undersigned (check one):

☐	1.	(i)	is not, and is not exercising the Warrant for the account or benefit of, a U.S. person or a person in the United States;

		(ii)	did not execute or deliver this Exercise Form while in the United States;

		(iii)	delivery of the Common Shares will not be to an address within the United States; and

		(iv)	has in all other respects complied with the terms of Regulation S of the United States Securities Act of 1933, as amended (the “1933 Act”); or

☐	2.	is the original subscriber for the Warrants, on its own behalf or on behalf of the original beneficial purchaser (if any), it and such beneficial purchaser (if any) are “accredited investors” that satisfy one or more of the criteria set forth in Rule 501(a) of Regulation D under the 1933 Act, delivered a U.S. Accredited Investor Certificate to the Company in connection with the subscription for securities pursuant to which the Warrants were acquired and the representations, warranties and covenants made by the undersigned therein are true and correct on the date hereof in relation to the exercise of the Warrants; or

☐	3.	is tendering with this Exercise Form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that the Common Shares to be delivered upon exercise of the Warrants have been registered under the 1933 Act and all applicable state securities laws of the United States or are exempt from such registration requirements.

“United States” and “U.S. person” are as defined in Regulation S under the 1933 Act.

The Warrantholder acknowledges that the following legend is to be placed on share certificates or ownership statements issued under the direct registration system for Common Shares issued before [●], 2020. [NTD: Insert date that is four months and one day from closing date.]:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [●], 2020. [NTD: Insert date that is four months and one day from closing date.].”

and, such certificate or ownership statements may, if required pursuant to the policies of the TSX Venture Exchange, also bear a legend in substantially the following form:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [●], 2020. [NTD: Insert date that is four months and one day from closing date.].”

The undersigned holder understands that unless Box 1 above is checked, the certificate or ownership statement issued under the direct registration system representing the Common Shares issued upon exercise of this Warrant will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MEDALLION RESOURCES LTD. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR SUCH OTHER EVIDENCE AS THE CORPORATION MAY REQUIRE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

If any Warrants represented by this Warrant certificate are not being exercised, a new Warrant certificate will be issued and delivered with the Common Share certificates or ownership statement issued under the direct registration system.

Please issue a certificate or ownership statement for the Common Shares being purchased as follows in the name of the undersigned:

DATED at _____________________________, _________________________, this ______ day of _________________, 20__.

Signature Witnessed (See instructions to Warrantholders)	(Signature of Warrantholder, to correspond with the name of the Warrantholder as appears on the face of this Warrant Certificate)

Name of Warrantholder:

Address (Please print):

APPENDIX “B”

INSTRUCTIONS TO WARRANTHOLDERS

TO EXERCISE:

To exercise Warrants, the Warrantholder must complete, sign and deliver the Exercise Form, attached as Appendix A and deliver the Warrant Certificate(s) to Medallion Resources Ltd. (the “Company”) at the address set forth below indicating the number of Common Shares to be acquired. In such case, the signature of such registered holder on the Exercise Form must be witnessed.

GENERAL:

For the protection of the holder, it would be prudent to use registered mail if forwarding documents by mail.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Company.

The address of the Company is:

Medallion Resources Ltd.

1160 – 595 Howe Street

Vancouver, B.C. V6C 2T5

Attention: Don Lay

Email: don.lay@medallionresources.com

APPENDIX “C”

TRANSFER FORM

For value received, the undersigned hereby sells, transfers and assigns unto __________________________________________________________________

(please print name of transferee)

of

(please print address of transferee)

__________________________________________________________ Warrants represented

(please insert number of Warrants to be transferred) by the within certificate.

DATED this day of ,          20 .

NOTICE: THE SIGNATURE TO THIS TRANSFER MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER

Signature

guaranteed by:

NOTICE: THE SIGNATURE OF THE TRANSFEROR SHOULD BE GUARANTEED BY A BANK, FINANCIAL INSTITUTION OR STOCK BROKER WHOSE SIGNATURE IS ACCEPTABLE TO THE COMPANY.

Warrants shall only be transferable in accordance with applicable laws and the resale of Warrants and Common Shares issuable upon exercise of Warrants may be subject to restrictions under such laws.

APPENDIX “D”

FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

To:	Registrar and Transfer Agent for the Common Shares of Medallion Resources Ltd. (the “Company”)

The undersigned (A) acknowledges that the sale of __________________ (the “Securities”) of the Company, represented by certificate number(s) __________________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not (a) an “affiliate” of the Company (as that term is defined in Rule 405 under the U.S. Securities Act, except any officer or director of the Company who is an affiliate solely by virtue of holding such position) (b) a “distributor” as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such Securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market”, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such Securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such Securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.. Terms used herein have the meanings given to them by Regulation S.

DATED:

By:

Name:

Title:

Affirmation by Seller’s Broker-Dealer

We have read the foregoing representations of our customer, _________________________ (the “Seller”), dated ____________, with regard to the sale, for such Seller’s account, of _________________ (the “Securities”) of the Company represented by certificate number(s) ______________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell Securities was made to a person in the United States;

(2)	the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market” (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)	we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Name of Firm

By:
Authorized officer

Date: